ARTS-GS	Articles of Incorporation of a General Stock Corporation	3 6 7 3 4 8 9 FILED Secretary of State State of California MAY 06 2014 This Space For Office Use Only

To form a general stock corporation in California, you can fill out this form or prepare your own document, and submit for filing along with:

–      A $100 filing fee.

–      A separate, non-refundable $15  service fee also must be included,  if you drop off the completed form or document.

Important! Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board.  For more  information, go to https://www.ftb.ca.gov.

Note: Before submitting the completed form, you should consult with a private attorney for advice about your specific business needs.

For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm.

Corporate Name (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availability.htm for general corporate name requirements and restrictions.)

1.    The name of the corporation is CANNABINOID BIOSCIENCES, INC.

Corporate Purpose

2.    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California.  You may  not list your own corporation as the agent.  Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

3.    a. FRANK IKECHUKWU IGWEALOR

Agent's Name

b.    3699 WILSHIRE BLVD., SUITE 530,                            LOS ANGELES           CA 90010

Agent's Street Address (if agent is not a corporation) - Do not list a P.O. Box        City (no abbreviations)           State       Zip

Corporate Addresses

4.    a.   3699 WILSHIRE BLVD., SUITE 530                          LOS ANGELES,                  CA 90010

Initial Street Address of Corporation - Do not list a P.O. Box                                  City (no abbreviations)           State       Zip

b.

Initial Mailing Address of Corporation, if different from 4a                                  City (no abbreviations)         State       Zip

Shares (List the number of shares the corporation is authorized to issue. Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Business Oversight. For more information, go to www.dbo.ca.gov or call the California Department of Business Oversight at (866) 275-2677.)

5.    This corporation is authorized to issue only one class of shares of stock.

The total number of shares which this corporation is authorized to issue is                                   1000000000            .

This form must be signed  by each incorporator. If you need more space, attach extra  pages that are  1-sided and  on standard letter-  sized paper (8 1/2" x 11"). All attachments are made part of these articles of incorporation.

// Frank I Igwealor                                 FRANK IKEUCHUKWU IGWEALOR

Incorporator - Sign here                                                              Print your name here

Make check/money order payable to:  Secretary of State                                                 By Mail                                                       Drop-Off

Upon filing, we will return one (1) uncertified copy of your filed                           Secretary of State                                        Secretary of State document for  free, and  will certify the copy upon request and              Business  Entities,  P.O. Box 944260                 1500 11th Street, 3rd Floor payment of a $5 certification fee.                                                                  Sacramento,  CA  94244-2600                         Sacramento, CA 95814